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                                                                    EXHIBIT 12.1

         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES / DEFICIENCY
       IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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
                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             -----------------------------------
                                                             2000   1999   1998    1997    1996
                                                             ----   ----   -----   ----   ------
Earnings before fixed charges:
Income (loss) from continuing operations before income
  taxes....................................................  $748   $510   $(679)  $204   $  563
Interest and debt expense..................................   168    268     426    433      462
Interest portion of rental expense.........................    15     15      16     16       14
                                                             ----   ----   -----   ----   ------
Earnings (loss) before fixed charges.......................  $931   $793   $(237)  $653   $1,039
                                                             ====   ====   =====   ====   ======
Fixed charges:
Interest and debt expense..................................  $168   $268   $ 426   $433   $  462
Interest portion of rental expense.........................    15     15      16     16       14
                                                             ----   ----   -----   ----   ------
     Total fixed charges...................................  $183   $283   $ 442   $449   $  476
                                                             ====   ====   =====   ====   ======
Ratio of earnings to fixed charges.........................   5.1    2.8      --    1.5      2.2
                                                             ====   ====   =====   ====   ======
Deficiency in the coverage of fixed charges by earnings
  before fixed charges.....................................    --     --   $(679)    --       --
                                                             ====   ====   =====   ====   ======
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